UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 31, 2007

LMI AEROSPACE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Missouri
(State or Other Jurisdiction of Incorporation)

0-24293	43-1309065
(Commission File Number)	(IRS Employer Identification No.)

411 Fountain Lakes Industrial Blvd., St. Charles, Missouri	63301
(Address of Principal Executive Offices)	(Zip Code)

(636) 946-6525
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Financial Information

Item 1.01.     Entry into a Material Definitive Agreement.

The information set forth in Item 2.03 is incorporated herein by this reference.

Section 2 – Financial Information

Item 2.01.    Completion of Acquisition or Disposition of Assets.

On July 31, 2007, we completed our acquisition of D3 Technologies, Inc. (“D3”) pursuant to the previously announced Stock Purchase Agreement dated June 17, 2007 (the “Purchase Agreement”) providing for our acquisition of all of the shares of the capital stock of D3 from the shareholders of D3.  A copy of the Purchase Agreement was filed as Exhibit 2.1 to our Form 8-K filed with the Securities and Exchange Commission on June 18, 2007.

Pursuant to the terms of the Purchase Agreement, the purchase price for all of the shares of the capital stock of D3 was $65 million in cash, not including a cash distribution of $1.2 million made by D3 to its shareholders immediately prior to the closing.  In accordance with the terms of the Purchase Agreement, $6.5 million of the purchase price was placed into escrow to satisfy potential indemnification obligations of D3 and its shareholders.  Any claims with respect to the escrowed funds must be made by us on or before May 1, 2009.

A copy of our press release issued by us on July 31, 2007, announcing the closing of our acquisition of D3 is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On July 31, 2007, we entered into a Credit Agreement (the “Credit Agreement”) with Wachovia Bank, National Association (as Administrative Agent, Swingline Lender and Issuing Lender), Wells Fargo Bank, National Association (as Syndication Agent) and the other lender parties thereto providing for:

•	the replacement of LMI’s then existing credit facility with Wells Fargo Bank, National Association (under which no borrowings were then outstanding);

•	the funding of a portion of the purchase price for all of the equity interests in D3 pursuant to the Purchase Agreement; and

•	ongoing working capital requirements and other general corporate purposes (including, without limitation, permitted future acquisitions).

In connection with our acquisition of D3, we borrowed a total of approximately $38.5 million under the “Facility” (defined below).

The Credit Agreement provides for a senior secured revolving credit facility in an aggregate principal amount of up to $80 million (the “Facility”).  Borrowings under the Facility are secured by (i) substantially all of our tangible and intangible properties and assets and those of our current and subsequently acquired or organized subsidiaries, and (ii) the pledge of our present and future capital stock or other capital interests in each of our current and subsequently acquired or organized subsidiaries.  Borrowings under the Facility bear interest at either the “Base Rate” (the higher of the federal funds rate plus one-half of one percent or the prime commercial lending rate of Wachovia Bank) plus the applicable interest margin ranging from 0.125% to 1.0%, depending upon our then total leverage ratio or the LIBOR rate.  Interest accruing under the LIBOR rate option is defined as the LIBOR rate plus the applicable interest margin ranging from 1.125% to 2.0% depending upon our then total leverage ratio.  The maturity date of the Facility, which is subject to acceleration upon breach of the financial covenants (consisting of a maximum total leverage ratio and a minimum fixed charge coverage ratio) and other customary non-financial covenants contained in the Credit Agreement, is July 31, 2012.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, a copy of which is attached to this Form 8-K as Exhibit 4.1.

Section 5 – Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with our acquisition of D3, certain employees of D3 entered into employment agreements with D3, including Ryan P. Bogan, who will continue to serve as the President and Chief Executive Officer of D3.  Mr. Bogan, who is 33 years of age, is the son of John J. Bogan, a founder and the former majority shareholder of D3.

The initial term of the employment agreement between D3 and Mr. Bogan (the “Bogan Employment Agreement”) commenced on July 31, 2007 and terminates on December 31, 2010 and is subject to automatic extensions for additional one-year terms unless affirmatively terminated by either party.  The Bogan Employment Agreement provides for a base salary to Mr. Bogan of $14,583.33 per month through the remainder of 2007, and an annual base salary of (i) $181,125 for calendar year 2008, (ii) $187,464 for calendar year 2009, and (iii) $194,026 for calendar year 2010.  In addition to his base salary, Mr. Bogan will be paid a performance bonus for 2008 in the amount equal to 0.7% of D3’s annual income from operations provided that such annual income from operations exceeds $3 million.  Upon the closing of our acquisition of D3, Mr. Bogan was awarded Twenty One Thousand Six Hundred Seventy-Three (21, 673) shares of restricted stock pursuant to a restricted stock award agreement dated July 31, 2007, a copy of which is attached as Exhibit 10.2 to this Form 8-K.  A copy of the Bogan Employment Agreement is attached as Exhibit 10.1 to this Form 8-K.

Other than as described herein, there are no transactions between Mr. Bogan and us (including D3) as to which disclosure under Item 404(a) of Regulation S-K would be required.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(a)
Financial Statements of Business Acquired

The financial statements of D3 Technologies Inc. required by this item is not included in this current report on Form 8-K.  The financial information will be provided pursuant to an amended repot that will be filed not later than 71 days after the date that this initial report on Form 8-K is required to be filed.

(b)
Pro Forma Financial Information

The pro forma financial information required by this item is not included in this Current Report on Form 8-K. The pro forma information will be provided pursuant to an amended report that will be filed not later than 71 days after the date that this initial report on Form 8-K is required to be filed.

(c)	Exhibits

	Exhibit No.	Description

4.1
Credit Agreement dated July 31, 2007, among LMI Aerospace, Inc., Wachovia Bank, National Association (as Administrative Agent, Swingline Lender and Issuing Lender), Wells Fargo Bank, National Association (as Syndication Agent) and the other lender parties thereto.

	10.1	Employment Agreement dated July 31, 2007 between D3 Technologies Inc. and Ryan P. Bogan.

	10.2	Restricted Stock Award Agreement dated July 31, 2007 with Ryan P. Bogan.

	99.1	Text of press release dated July 31, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  August 6, 2007

LMI AEROSPACE, INC.

By:	/s/ Lawrence E. Dickinson
Lawrence E. Dickinson
Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

4.1
Credit Agreement dated July 31, 2007, among LMI Aerospace, Inc., Wachovia Bank, National Association (as Administrative Agent, Swingline Lender and Issuing Lender), Wells Fargo Bank, National Association (as Syndication Agent) and the other lender parties thereto.

10.1	Employment Agreement dated July 31, 2007 between D3 Technologies Inc. and Ryan P. Bogan.

10.2	Restricted Stock Award Agreement dated July 31, 2007 with Ryan P. Bogan.

99.1	Text of press release dated July 31, 2007.